UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3330 Caminito Daniella
 Del Mar, California, United States 92014
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On February 18, 2022, the Company and several of its wholly owned subsidiaries, including Miotech Merger Subsidiary, LLC, a newly formed Delaware limited liability company ("Merger Sub"), entered into an agreement and plan of merger (the "Merger Agreement") with Mio-Guard, LLC, a Delaware limited liability company ("Mio-Guard"), and its sole member, Ken Zisholz (the 'Principal"), pursuant to which, subject to the conditions set forth therein, Mio-Guard will merge with and into Merger Sub (the "Merger"), the separate limited liability company existence of Mio-Guard will cease and Merger Sub, as the surviving company of the merger, will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned indirect subsidiary of the Company.  The Merger Agreement and the transaction documents contemplated thereby were unanimously approved by the board of directors of the Company and the sole member and manager of Mio-Guard.

Consideration and Structure

At the closing of the Merger (the "Closing"), the initial merger consideration for all the issued and outstanding membership interests of Mio-Guard is expected to be:

(i) at Closing, 1,300,000 Class B Units of Merger Sub, subject to adjustment (the "Closing Equity Payment");

(ii) within thirty (30) days of the end of each consecutive quarterly period immediately following the Closing, for a period of two (2) years) (the "Earnout Period"), 125,000 Class B Units subject to adjustment (collectively, the "Quarterly Equity Payments"); and

(iii) during the Earnout Period, the Principal shall be entitled to receive two (2) Class B Units for each $1.00 of EBITDA achieved by the Merger Sub during each quarterly period of the Earnout Period, subject to adjustment, up to a maximum of 4,000,000 Class B Units in the aggregate (the "Earnout Payment(s)").

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties, covenants, and indemnification provisions of the parties for transactions of this type.  In addition, the parties to the Merger Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of the parties during the period between execution of the Merger Agreement and Closing. The representations, warranties, agreements and covenants of the parties set forth in the Merger Agreement will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Merger Agreement has agreed to use its commercially reasonable efforts to take or cause to be taken all actions and things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by the Merger Agreement.

Conditions to Closing

Under the Merger Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation: (i) the Company's completion of its due diligence investigation of Mio-Guard and its businesses; (ii) the accuracy of each  party's representations and warranties in the Merger Agreement, subject to customary materiality and material adverse effect standards; (iii) each party's compliance in all material respects with its covenants set forth in the Merger Agreement; and (iv) the receipt of customary approvals from the TSX Venture Exchange.

Termination

The Merger Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including, (i) by mutual written consent of the parties, or (ii) by either party, if (a) the Closing has not occurred by March 15, 2022, (b) the other party has breached any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach has caused the failure of the closing condition related to the accuracy of such other party's representations and warranties or such other party's compliance with its covenants (subject to a cure period), or (c) any governmental entity has issued a final, non-appealable order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement.

Other Agreements

The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, an Amended and Restated Limited Liability Company Agreement of Merger Sub (the "LLC Agreement"), and a Contribution and Exchange Agreement (the "Exchange Agreement").  The proposed LLC Agreement will set forth the terms of the Class A Units and the Class B Units of Merger Sub.  The Company's wholly owned subsidiary will hold all 1,000 Class A Units, and will have the sole right to receive allocations and distributions, and the sole right to vote. The Class B Units to be issued or issuable to the Principal will be non-voting and receive no allocations or distributions.  The LLC Agreement will further provide that, subject to certain call rights held by the Company, the Class B Units will be exchangeable into Class "A" non-voting common shares of the Company (the "Class A Shares") on a one-for-one basis.

Pursuant to the terms of the proposed Exchange Agreement between the Company and the Principal, the Class A Shares will be convertible into shares of the Company's Common Shares on a one-for-one basis. The Class A Shares will have the same attributes as the Common Shares, provided, however that they will not carry the right to vote, and will not be convertible to the extent that it would result in a holder holding more than 9.9% of the Common Shares.  Furthermore, the holder of the Class B Units will be restricted from holding more than 500,000 Common Shares at any one time, and the maximum number of Common Shares that are issuable upon conversion of the Class A Shares issued in exchange for the Class B Units is 6,300,000 Common Shares.

The foregoing description of the Merger Agreement, does not purport to be complete, is solely intended as a summary of the material terms of the Merger Agreement and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement is being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement and neither the copy of the Merger Agreement filed as an exhibit to this Current Report nor the description of the Merger Agreement above is intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties  and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification.

On February 22, 2022, the Registrant issued press release announcing the matters described in this Item 1.01.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 22, 2022, the Registrant issued press releases announcing the matters described in Item 1.01 of this Current Report on Form 8-K.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18, (and shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities or the Exchange Act), except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated as of February 18, 2022 by and among Salona Global Medical Device Corporation, Inspira Financial Company, Miotech Parent, LLC, Miotech Merger Subsidiary, LLC, Mio-Guard LLC, and Kenneth M. Zisholz

99.1	Press Release of Salona Global Medical Device Corporation dated February 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: February 25, 2022	By: /s/ Leslie Cross
Name: Leslie Cross
Title: Chairman of the Board and Interim Chief Executive Officer